Q1 2020 May 4, 2020 Supplemental Information

Non-GAAP Disclaimer The financial results disclosed in this presentation include certain measures calculated and presented in accordance with GAAP. In addition to the GAAP results included in this presentation, Knowles has presented supplemental, non-GAAP gross profit, earnings before interest and income taxes, adjusted earnings before interest and income taxes, and non-GAAP diluted earnings per share to facilitate evaluation of Knowles’ operating performance. These non- GAAP financial measures exclude certain amounts that are included in the most directly comparable GAAP measure. In addition, these non-GAAP financial measures do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies. Knowles believes that non-GAAP measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and performance, and its management team primarily focuses on non-GAAP items in evaluating Knowles’ performance for business planning purposes. Knowles believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles’ opinion, do not reflect its core operating performance. Knowles believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the reconciliation tables included in the first quarter 2020 earnings release. 2

Q1 '20 Financial Results (continuing operations) Quarter over year ago period Q1FY20 Q1FY19 Change Revenues $163.1 million $179.8 million (9)% Gross profit $56.2 million $68.5 million (18)% Non-GAAP gross profit $58.2 million $69.9 million (17)% Diluted loss per share ($0.14) ($0.03) NM* Non-GAAP diluted earnings per share $0.03 $0.13 NM* * Not meaningful. 3

Historical Segment Data

Audio / Precision Devices

(Cont. Ops.; in $ millions)

	Audio					Precision Devices				
	Quarter Ended					Quarter Ended				
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Revenues	$ 120.1	$ 190.1	$ 193.7	$ 159.9	$ 139.1	$ 43.0	$ 43.8	$ 42.2	$ 45.3	$ 40.7
Gross profit	$ 40.6	$ 73.8	$ 77.9	$ 60.1	$ 53.3	$ 16.1	$ 16.3	$ 16.0	$ 16.7	$ 15.6
Stock-based compensation expense	0.3	0.3	0.3	0.3	0.3	0.1	—	—	—	—
Restructuring charges	1.4	0.7	—	—	0.2	—	—	0.1	0.4	0.3
Production transfer costs	—	—	—	—	—	0.1	0.2	0.7	0.9	0.5
Non-GAAP gross profit	$ 42.3	$ 74.8	$ 78.2	$ 60.4	$ 53.8	$ 16.3	$ 16.5	$ 16.8	$ 18.0	$ 16.4
Non-GAAP gross profit as % of revenues	*35.2%*	*39.3%*	*40.4%*	*37.8%*	*38.7%*	*37.9%*	*37.7%*	*39.8%*	*39.7%*	*40.3%*
Research and development expenses	$ 23.8	$ 22.4	$ 21.8	$ 23.3	$ 23.3	$ 1.5	$ 1.3	$ 1.5	$ 1.6	$ 1.4
Stock-based compensation expense	(2.4)	(1.7)	(1.5)	(2.3)	(2.1)	—	—	—	—	—
Intangibles amortization expense	(1.4)	—	—	—	—	—	—	—	—	—
Non-GAAP research and development expenses	$ 20.0	$ 20.7	$ 20.3	$ 21.0	$ 21.2	$ 1.5	$ 1.3	$ 1.5	$ 1.6	$ 1.4
Non-GAAP research and development expenses as % of revenues	*16.7%*	*10.9%*	*10.5%*	*13.1%*	*15.2%*	*3.5%*	*3.0%*	*3.6%*	*3.5%*	*3.4%*
Selling and administrative expenses	$ 20.2	$ 15.9	$ 15.2	$ 15.5	$ 16.6	$ 7.6	$ 7.7	$ 6.9	$ 7.1	$ 6.8
Stock-based compensation expense	(0.7)	(0.9)	(0.8)	(1.4)	(1.2)	—	(0.4)	(0.3)	(0.4)	(0.3)
Intangibles amortization expense	(1.2)	(1.2)	(1.2)	(1.1)	(1.2)	(0.7)	(0.5)	(0.6)	(0.6)	(0.6)
Other	—	(0.4)	—	—	—	—	—	—	—	(0.5)
Non-GAAP selling and administrative expenses	$ 18.3	$ 13.4	$ 13.2	$ 13.0	$ 14.2	$ 6.9	$ 6.8	$ 6.0	$ 6.1	$ 5.4
Non-GAAP selling and administrative expenses as % of revenues	*15.2%*	*7.0%*	*6.8%*	*8.1%*	*10.2%*	*16.0%*	*15.5%*	*14.2%*	*13.5%*	*13.3%*
Operating expenses	$ 46.7	$ 38.6	$ 38.9	$ 38.9	$ 41.5	$ 9.1	$ 9.0	$ 8.4	$ 8.7	$ 8.2
Stock-based compensation expense	(3.1)	(2.6)	(2.3)	(3.7)	(3.3)	—	(0.4)	(0.3)	(0.4)	(0.3)
Intangibles amortization expense	(2.6)	(1.2)	(1.2)	(1.1)	(1.2)	(0.7)	(0.5)	(0.6)	(0.6)	(0.6)
Restructuring charges	(2.7)	(0.3)	(1.9)	(0.1)	(1.6)	—	—	—	—	—
Other	—	(0.4)	—	—	—	—	—	—	—	(0.5)
Non-GAAP operating expenses	$ 38.3	$ 34.1	$ 33.5	$ 34.0	$ 35.4	$ 8.4	$ 8.1	$ 7.5	$ 7.7	$ 6.8
Non-GAAP operating expenses as % of revenues	*31.9%*	*17.9%*	*17.3%*	*21.3%*	*25.4%*	*19.5%*	*18.5%*	*17.8%*	*17.0%*	*16.7%*
Operating (loss) earnings	$ (6.1)	$ 35.2	$ 39.0	$ 21.2	$ 11.8	$ 7.0	$ 7.3	$ 7.6	$ 8.0	$ 7.4
Other (income) expense, net	—	—	(0.1)	—	—	(0.1)	0.2	—	(0.2)	(0.1)
(Loss) earnings before interest and income taxes	$ (6.1)	$ 35.2	$ 39.1	$ 21.2	$ 11.8	$ 7.1	$ 7.1	$ 7.6	$ 8.2	$ 7.5
Stock-based compensation expense	3.4	2.9	2.6	4.0	3.6	0.1	0.4	0.3	0.4	0.3
Intangibles amortization expense	2.6	1.2	1.2	1.1	1.2	0.7	0.5	0.6	0.6	0.6
Restructuring charges	4.1	1.0	1.9	0.1	1.8	—	—	0.1	0.4	0.3
Production transfer costs	—	—	—	—	—	0.1	0.2	0.7	0.9	0.5
Other	—	0.4	—	—	—	—	—	—	—	0.5
Adjusted earnings before interest and income taxes	$ 4.0	$ 40.7	$ 44.8	$ 26.4	$ 18.4	$ 8.0	$ 8.2	$ 9.3	$ 10.5	$ 9.7
Adjusted earnings before interest and income taxes as % of revenues	*3.3%*	*21.4%*	*23.1%*	*16.5%*	*13.2%*	*18.6%*	*18.7%*	*22.0%*	*23.2%*	*23.8%*

knowles

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Reconciliation of Segment EBIT to Consolidated Net Earnings Audio / Precision Devices (Cont. Ops.; in $ millions) Quarter Ended March 31, December 31, September 30, June 30, March 31, 2020 2019 2019 2019 2019 Earnings (loss) before interest and income taxes Audio $ (6.1) $ 35.2 $ 39.1 $ 21.2 $ 11.8 Precision Devices 7.1 7.1 7.6 8.2 7.5 Total segments 1.0 42.3 46.7 29.4 19.3 Corporate expense / other 7.9 12.0 12.5 16.5 15.9 Interest expense, net 3.7 3.6 3.8 3.6 3.5 (Loss) earnings before income taxes (10.6) 26.7 30.4 9.3 (0.1) Provision for income taxes 2.2 5.6 5.0 3.4 2.6 Net (loss) earnings $ (12.8) $ 21.1 $ 25.4 $ 5.9 $ (2.7) 5